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                                                                      EXHIBIT 15
                               ARTHUR ANDERSEN LLP










To Jacobson Stores Inc.:

We are aware that Jacobson Stores Inc. and subsidiaries has incorporated by reference in its Form S-8 Registration Statements File Nos. 033-53469, 333-31989 and 333-59031 and Form S-2 File No. 33-10532 its Form 10-Q for the quarter ended May 5, 2001, which includes our report dated May 18, 2001, covering the unaudited interim condensed consolidated financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act. It should be noted that we have not performed any procedures subsequent to May 18, 2001.


                                       Very truly yours,



                                       /s/ Arthur Andersen LLP
                                       -----------------------
                                       ARTHUR ANDERSEN LLP

Detroit, Michigan
June 14, 2001